Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clipper Realty Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-217191, 333-239536 and 333-265818) of Clipper Realty Inc. of our reports dated March 14, 2024, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2023, which appear in this Form 10-K.

/s/ PKF O’Connor Davies, LLP

New York, New York

March 14, 2024